UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12

Virginia National Bankshares Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Virginia National Bankshares Corporation

404 People Place

Charlottesville, Virginia 22911

April 29, 2020

To All of Our Shareholders:

We are pleased to invite you to attend the 2020 Annual Meeting of Shareholders of Virginia National Bankshares Corporation.  The meeting will be held on Thursday, June 25, 2020 at 10:00 a.m. EST.  We will be holding the meeting in a virtual-only format to protect the health and well-being of our shareholders, directors and staff during the COVID-19 pandemic.

This document also includes the notice of the meeting and the proxy statement, which provides more information about the virtual meeting.  A copy of Virginia National Bankshares Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 is made available with the proxy statement.

The formal meeting will be followed by a brief discussion of our plans and priorities.

Whether or not you plan to attend the virtual meeting, it is important your shares be represented and voted.  Please complete and return the proxy card you receive as soon as possible.  You can also vote your shares online or by phone using the instructions on your proxy card.

We appreciate your support as a shareholder and hope you will join us on June 25th.

Very truly yours,

Glenn W. Rust
President and Chief Executive Officer

If your shares are held by a broker, bank or other custodian, you will need to vote using the instruction form provided by your broker in order for your vote to be counted.

  You will only be able to vote during the meeting if you obtain a legal proxy from your broker.  Please see page 2 of the proxy statement for more details.

Your Vote is Important.

VIRGINIA NATIONAL BANKSHARES CORPORATION

NOTICE OF 2020 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 25, 2020

The 2020 Annual Meeting of Shareholders of Virginia National Bankshares Corporation (the “Company”) will be held on Thursday, June 25, 2020 at 10:00 a.m. EST, at no physical location but virtually-only at https://www.issuerdirect.com/virtual-event/VABK.  The following items will be considered and voted upon at the meeting:

1.	Election of ten (10) directors to serve until the next annual meeting of shareholders.
2.	Advisory (non-binding) vote to approve the Company’s executive compensation.
3.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2020.
4.	Transaction of such other business as may properly come before the meeting or any adjournments or postponements.

The Board of Directors has fixed April 21, 2020 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

Whether or not you plan to join the meeting, it is important your shares are represented at the meeting.  Please complete and return the proxy card you receive promptly.  You may also vote your shares online or by phone using the instructions on your proxy card.  If you are a registered shareholder, you may vote during the meeting even if you have already voted by another method.

By Order of the Board of Directors:

April 29, 2020	Donna G. Shewmake
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders’ Meeting to Be Held on June 25, 2020

A complete set of proxy materials are available at www.vnb.com/2020proxy.  The materials available include this notice of the annual meeting of shareholders, the proxy statement, the form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	When is the shareholders’ meeting?
A:	The Annual Meeting of Shareholders (the “Annual Meeting”) will be on Thursday, June 25, 2020 at 10:00 a.m. EST.
Q:	Where will the meeting be held?
A.

The meeting will not be held at a physical location but will be held online at the following website: https://www.issuerdirect.com/virtual-event/VABK.  See “How to Attend the Meeting” on page 2 of the proxy statement.  The Company expects to post additional information and procedures related to the Annual Meeting at least two weeks prior to the Annual Meeting at www.vnb.com/2020proxy and at https://www.issuerdirect.com/virtual-event/VABK.

Q:	What am I being asked to vote on?
A:	At the Annual Meeting, you will be asked to vote on the following proposals:
•	to elect 10 directors to serve until the next annual meeting of shareholders;
•	to approve, on an advisory (non-binding) basis, the Company’s executive compensation; and
•	to ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2020.

We will also vote on any other matters that may properly come before the Annual Meeting.

Q:	What do I need to do now?
A:

Just indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible.  You may also vote online or by phone using the instructions on your proxy card. If you sign and send in your proxy, or submit your vote online or by phone, and do not indicate how you want to vote, your proxy will be voted “FOR” the election of the director nominees named in the proxy statement as directors of the Company to serve until the Company’s next annual meeting of shareholders, “FOR” the approval of the Company’s executive compensation, and “FOR” for the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2020.

If you are a registered shareholder, you can choose to attend the Annual Meeting and vote your shares during the meeting instead of returning your completed proxy card. If you do return a proxy card, you may attend the meeting and change your vote.  See “Voting and Revocation of Proxies” on page 2 of the proxy statement.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A:

If you own shares that are held in street name, meaning through a broker, bank or other custodian (each, a “broker”), and you do not provide the broker holding the shares with specific voting instructions then, under applicable rules, the broker holding the shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker holding such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that broker will inform the inspector of election and/or voting tabulator that it does not have the authority to vote on the matter with respect to the shares. This is generally referred to as a “broker non-vote.”

The election of directors (Proposal 1) and the approval of the Company’s executive compensation (Proposal 2) are matters that are considered non-routine under applicable rules, so broker non-votes may exist for these proposals.  The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2020 (Proposal 3) is a matter considered routine under applicable rules. Since brokers may generally vote on routine matters without instructions, no broker non-votes are expected to exist in connection with Proposal 3.

Please provide instructions to your broker on how you want your shares voted by completing the voting instruction form you receive from your broker.

Q:	How do I vote in person at the Annual Meeting if I hold shares in street name?

A:

You may only vote shares held in street name during the Annual Meeting if you obtain a “legal proxy” from the broker holding your shares.  There should be a section of the voting instruction form sent to you that states “Place ‘X’ Here If You Plan to Attend and Vote Your Shares at the Meeting” or words of similar effect.  If you place an “X” in that box and return your voting instruction form, you should receive a legal proxy from your broker.  You should contact your broker for more complete information on requesting a legal proxy.  Once you obtain a legal proxy, you must send it either: via email to proxy@proxydirect.com; fax to 202-521-3464; or mail to ATTN: Proxy Department, 1 Glenwood Ave, Suite 1001, Raleigh NC, 27603. Your legal proxy must be received at least 4 business days prior to the Annual Meeting in order to issue you credentials to attend the meeting and submit your vote.

VIRGINIA NATIONAL BANKSHARES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 25, 2020

GENERAL

This proxy statement is being furnished to you as part of the solicitation of proxies by the Board of Directors of Virginia National Bankshares Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 25, 2020 at 10:00 a.m. EST in a virtual format only at https://www.issuerdirect.com/virtual-event/VABK, and at any adjournment or postponement of the meeting (the “Annual Meeting” of “Meeting”).  The Annual Meeting will be held for the purposes set forth in this proxy statement and in the preceding Notice of the Annual Meeting. The date of this proxy statement is April 23, 2020. This proxy statement and form of proxy (also sometimes referred to as the “proxy card”) is being furnished to shareholders beginning on April 29, 2020.

Reorganization; Affiliates

On December 16, 2013, Virginia National Bank (the “Bank”) reorganized into a holding company (the “Reorganization”).  As a result of this Reorganization, the Bank became a wholly-owned subsidiary of the Company, and each share of the Bank’s common stock was automatically converted to one share of the Company’s common stock. Effective July 1, 2018, the Bank’s wholly-owned subsidiary, VNBTrust, National Association, was merged into the Bank.  The Company is also the sole member of Masonry Capital Management, LLC (“Masonry Capital”), a Delaware limited liability company and registered investment advisor.  Masonry Capital is the sole member of Masonry Capital GP, LLC, a Delaware limited liability company.  References to the Company’s affiliates include the Bank, Masonry Capital and Masonry Capital GP, LLC.

Record Date and Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock (“common stock”) as of the close of business on April 21, 2020, the record date fixed for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  As of the close of business on the record date, there were 2,704,273 shares of common stock outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding.  Each share of common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting.

Quorum

A majority of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  Shares for which the holder has elected to abstain or to withhold the proxy’s authority to vote (including broker non-votes as discussed on the next page on a matter will count toward a quorum but will not be included in determining the number of votes cast with respect to such matter.  Shares held by brokers, banks or other custodians that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Vote Required

The vote required for approval varies based on the proposal.  Directors are elected by plurality; therefore, the 10 nominees receiving the greatest number of affirmative votes cast will be elected.  Approval of all other proposals contained in this proxy statement, as well as any other business that may properly come before the shareholders at the Annual Meeting, will be approved if the votes cast in favor of the proposal or other action at the Annual Meeting exceed the votes cast against that proposal or other action.

How to Attend the Meeting

Registered shareholders can attend the Annual Meeting by registering at https://www.issuerdirect.com/virtual-event/VABK using First and Last Name, Control ID and email address.  In order to vote during the meeting, you will need your Control ID and your Request ID, both which are 8 digit  numbers identified on the Notice Regarding Availability of Proxy Materials and/or the proxy card sent to you.  If shares are held in an account with a broker, bank or other custodian, a legal proxy must be obtained and submitted as described below.  The Company expects to post additional information and procedures related to the Annual Meeting at least two weeks prior to the Annual Meeting at www.vnb.com/2020proxy and at https://www.issuerdirect.com/virtual-event/VABK.

Voting and Revocation of Proxies

Execution of a proxy will not affect a registered shareholder’s right to attend the Annual Meeting and submit a vote.  Any registered shareholder who has executed and returned a proxy, or submitted a vote online or by phone, may revoke it by attending the Annual Meeting and submitting a vote.  A registered shareholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporate Secretary of the Company or by submitting a proxy bearing a later date.  All references in the proxy statement to “proxy,” other than “legal proxy,” shall refer to any method by which a shareholder authorizes the proxy holder(s) to vote shares, including proxy cards submitted by mail and votes submitted online, by phone or through any other method available.  Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Shares Held in Accounts with Brokers, Banks and Other Custodians; Broker Non-Votes

If your shares are held in an account with a broker, bank or other custodian (each, a “broker”), then your shares are held in “street name.”  The broker holding your shares, or its nominee, is the shareholder for purposes of voting at the Annual Meeting, and you are considered the beneficial owner.  As beneficial owner, you have the right to direct the broker how to vote the shares held for you, and you must follow the instructions of that broker in order to vote your shares or to change a previously submitted voting instruction. Since you are not the registered owner, you may not vote the shares at the Annual Meeting unless you obtain a legal proxy from the broker holding your shares giving you the right to vote shares registered in its name at the Annual Meeting.  Please note that this legal proxy is different from the proxy card or voting instructions you generally receive in the mail. If you wish to vote your shares during the Annual Meeting, please contact the broker holding your shares for a legal proxy. After you obtain a legal proxy, you must send it either via: email to proxy@proxydirect.com; fax to 202-521-3464; or mail to ATTN: Proxy Department, 1 Glenwood Ave, Suite 1001, Raleigh NC, 27603. Your legal proxy must be received at least 4 business days prior to the Annual Meeting in order to issue you a Control ID and Request ID to attend the meeting and submit your vote.

If the broker holding your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that broker does not have the authority to vote on that matter with respect to your shares.  This is generally referred to as a “broker non-vote.”  The election of directors (Proposal 1) and the approval of the Company’s executive compensation (Proposal 2) are matters that are considered non-routine under applicable rules; therefore, broker non-votes may exist in connection with those proposals.  The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2020 (Proposal 3) is a matter considered routine under applicable rules, so no broker non-votes are expected to exist in connection with Proposal 3.

How Shares will be Voted

Shares represented by proxies will be voted at the Annual Meeting as follows:

•	Properly Completed Proxies – Shares represented by a properly-completed proxy that contains voting instructions will be voted in accordance with the voting instructions specified in the proxy.
•

Proxies Without Voting Instructions – Shares represented by proxies that are properly signed and dated but which do not contain voting instructions will be voted in accordance with the recommendations of the Company’s Board of Directors (the “Board”).

•

Abstentions – A properly executed proxy marked “ABSTAIN” will be counted for purposes of determining whether there is a quorum present at the Annual Meeting, but the shares represented by that proxy will not be voted at the Annual Meeting.

•

Broker Non-votes – Other than with respect to the ratification of the Company’s independent auditors, your broker may not vote your shares unless you provide instructions to your broker on how to vote them.

Solicitation of Proxies

The Company is soliciting the proxies associated with this proxy statement and will bear all costs of the solicitation, including the cost of reimbursing brokers, bank and other custodians for forwarding proxy materials to beneficial owners of shares they hold.  Solicitation of proxies is being made by mail.  The Company may also solicit proxies in person or by telephone, fax, electronic mail or special letter.  Solicitations may be made by directors, officers and other employees of the Company or any subsidiary, none of whom will receive any separate or additional compensation for such solicitations.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

Ten directors will be elected at the Annual Meeting to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified.  The Company’s Board of Directors currently consists of 10 directors serving a one-year term, which expires at the next annual meeting of shareholders.

Directors will be elected by a plurality of the votes cast, so the 10 nominees receiving the highest number of votes will be elected, even though such 10 individuals may not receive “FOR” votes from a majority of the votes cast.

Nominations for Directors

The Board of Directors has nominated the 10 individuals named below for election to the Board at the Annual Meeting, all of whom are currently serving on the Board. Each person nominated has consented to being named as a nominee in this proxy statement and has indicated he or she is willing to serve as a director if elected. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve, shares represented by proxies will be voted at the discretion of the named proxies for such other person as the Board of Directors may nominate.

The following table sets forth certain information concerning the persons who have been nominated for election as directors by the Board of Directors.

Name (Age)	Principal Occupation	Director Since*	Committee Membership***
H. K. Benham, III (80)	Retired Attorney	2015**	CC
Steven W. Blaine (62)	Attorney	1998	CC; CG
Hunter E. Craig (59)	Owner of a residential, commercial and industrial property company	2020**	AC
William D. Dittmar, Jr. (67)	Entrepreneur, Investor and Developer	1998	AC; CG
James T. Holland (79)	Business Consultant and Author, former Executive of O’Sullivan Corporation	2013	AC; CG
Linda M. Houston (62)	Retired, former Managing Director/Division Executive for Merrill Lynch	2018	CC; CG
Susan K. Payne (71)	Communications Consultant	2015**	CG
Glenn W. Rust (64)	President and CEO, Virginia National Bankshares Corporation and Virginia National Bank	2006	-
Gregory L. Wells (63)	Chief Executive Officer of fitness & wellness centers	2012	AC; CC
Bryan D. Wright (67)	Attorney	2015**	AC

_______________________________________________________________________

  * Includes continuous service on the Board of the Bank prior to the Reorganization into a holding company form of ownership.

** Before their election to the Company’s Board of Directors, these nominees have served on the board of directors of the Bank as follows: Mr. Benham, since 2002; Mr. Craig, since 1998; Ms. Payne, since 1998; and Mr. Wright, since 2012.

*** AC - Audit and Compliance Committee; CC - Compensation Committee; and CG - Corporate Governance Committee.

The Board of Directors of the Company recommends that shareholders vote “FOR” the election of each of  these nominees.  Unless otherwise indicated on the proxy, the proxy holder(s) will vote “FOR” the election of these nominees.

The following biographies of the nominees standing for election contain information regarding the person’s business experience, public company director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and/or skills that caused the Board of Directors to determine the person should serve as a director of the Company.  Unless otherwise noted, the person has held their current position for at least five years.  All nominees also serve on the board of directors of Virginia National Bank.

H. K. Benham, III, retired, practiced law with the firm of Harrison and Johnston in Winchester, Virginia for 50 years, specializing in corporate, tax, trust and real estate law.  He is a co-administrator of several entities involving residential and commercial real estate.  Mr. Benham has extensive experience with bank trust departments, both personally, as trustee, and as legal counsel for clients.  In addition to his legal expertise, Mr. Benham also has knowledge of the Winchester marketplace.

Steven W. Blaine is an attorney in the Charlottesville, Virginia, primarily practicing in business and real estate law. He is currently Of Counsel with Woods Roger, PLC.  Prior to joining Woods Rogers in August 2019, Mr. Blaine was a partner with LeClairRyan since 1999 and was a partner of McGuireWoods LLP prior to that.  As a practicing attorney, Mr. Blaine provides 36 years of experience as a corporate and transactional attorney.  He also provides valuable insight into the local real estate economy and brings his legal perspective to bear in matters related to the Company.

Hunter E. Craig is President of Hunter E. Craig Co., a residential, commercial and industrial property company.  Since 1991, Mr. Craig has been a principal real estate broker with Georgetown Real Estate.  Mr. Craig is involved in various business activities and civic organizations in the Charlottesville area.  As a lifelong resident of Charlottesville and a co-founder of the Bank, Mr. Craig provides a deep knowledge of local business conditions and has extensive community contacts.

William D. Dittmar, Jr. serves as the non-executive Chairman of the Board of the Company and Virginia National Bank.  Mr. Dittmar is the managing member of Enterprise Properties, LLC in Charlottesville, Virginia, which is the parent company for various real estate and commercial property subsidiaries, as well as other investments.  In addition to his extensive business background as a corporate executive, real estate executive and project manager, Mr. Dittmar is also well-versed in economic issues.

James T. Holland is a consultant, author and civic volunteer.  He was the president, chief executive officer and a director of O’Sullivan Corporation, a manufacturing company based in Winchester, Virginia, before retiring in 1999.  Prior to that, Mr. Holland was a financial consultant and project manager for a consulting firm and served in junior management positions in a bank.  Mr. Holland has executive management and board experience, including prior service on bank boards, and is a civic leader in the Winchester community.

Linda M. Houston, retired, was employed with Merrill Lynch/Bank of America Corporation from 1987 to May 2017. From 2011 to 2017, Ms. Houston served as Managing Director/Division Executive. Her prior roles with Merrill Lynch included Head of Global Wealth and Investment Management Diversity and Inclusion Council, Regional Managing Director, National Marketing and Sales Manager, and Managing Director/Market Executive.  Ms. Houston has extensive experience in wealth and investment management, compliance and compensation practices.

Susan K. Payne is President and owner of Blue Ridge Group, a communications consulting firm in Charlottesville, Virginia.  Prior to 2017, Ms. Payne was the President of Payne, Ross & Associates Advertising, Inc., a marketing, public relations and advertising firm located in Charlottesville.  She currently serves as the chair of the board of directors of Virginia Tourism Corporation.  Ms. Payne has an extensive understanding of the markets and communities served by the Company and provides marketing and public relations knowledge, better enabling the Company to communicate with existing customers, reach new customers and expand the Company’s brand.

Glenn W. Rust is President and Chief Executive Officer of the Company and Virginia National Bank, as well as a managing partner of both Masonry Capital Management, LLC and Masonry Capital GP, LLC. Prior to joining the Bank in 2006, he held various executive management positions at Sterling Bank in Houston, Texas, including executive vice president, chief operations officer, chief information officer, and president of the Bankruptcy Trustee Division. Mr. Rust serves on the board of, and provides advice and strategic counsel to, several charitable organizations in the Charlottesville, Houston and Washington, D.C. areas.  Mr. Rust brings wide-ranging executive bank management experience to the Company, as well as expertise in successfully managing growth opportunities.

Gregory L. Wells is Chief Executive Officer of ACAC Fitness and Wellness Centers, which has centers in Charlottesville and Richmond, Virginia, in West Chester, Pennsylvania, and in Baltimore and Germantown, Maryland.  He also serves as a board member of PT@ACAC, a joint venture between Legacy Management, Inc. and Martha Jefferson Sentara.  Prior to joining ACAC in 2006, he was the Chief Executive Officer and an owner of Mailing Services of Virginia in Charlottesville and held executive positions with the former Centel Corporation.  Mr. Wells has experience in leading companies of various sizes, including responsibilities for finance, strategic planning, operations, business development, marketing and human resources.

Bryan D. Wright is an attorney in Charlottesville, Virginia, where he serves as corporate, intellectual property and litigation counsel to entrepreneurs, businesses and public institutions.  Mr. Wright has provided legal services to several Texas banks and served, for 15 years, as the legal member on a team that took over, restructured, operated and worked out business, real estate, and oil and gas ventures for the former Bankers Trust Company, New  York.  He is active in civic and community affairs. A frequent speaker on intellectual property, business and litigation law matters, Mr. Wright’s legal experience provides him with valuable insight on business and risk management issues.

PROPOSAL 2 – ADVISORY (NON-BINDING) VOTE

TO APPROVE EXECUTIVE COMPENSATION

Shareholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers pursuant to requirements of the Dodd-Frank Act and rules of the Securities and Exchange Commission.  The named executive officers of the Company are identified in “Executive Compensation” starting on page 8.  This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s executive pay program, which is outlined in “Executive Compensation.” Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section of this proxy statement.”

Approval of the proposed resolution requires that the votes cast “FOR” the resolution exceed the votes cast “AGAINST” the resolution.

The Company believes its compensation policies and procedures are aligned with the long term interests of its shareholders.  Because this vote is advisory only, it will not be binding upon the Board of Directors.  However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation recommendations and decisions.

The Board of Directors recommends that shareholders vote “FOR” approval of the named executive officers’ compensation.  Unless otherwise indicated on the proxy, the proxy holder(s) will vote “FOR” approval of this proposal.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee of the Board of Directors (sometimes referred to as the “Audit Committee”), under Rule 10A-3 of the Securities and Exchange Act of 1934 and the committee’s charter, has the sole authority to appoint or replace the Company’s independent auditors. The Audit Committee has appointed Yount, Hyde & Barbour, P.C. as the independent auditors to audit the Company’s consolidated financial statements for the year ending December 31, 2020. The Audit Committee seeks shareholder ratification of this appointment. Yount, Hyde & Barbour, P.C. has acted as the Company’s external auditors and has reported on consolidated financial statements since 1998. Representative(s) from Yount, Hyde & Barbour, P.C. are expected to be attend the Annual Meeting online, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The appointment of independent auditors will be ratified if the votes cast “FOR” ratification exceeds votes cast “AGAINST” ratification.

Should the shareholders not ratify the selection of Yount, Hyde & Barbour, P.C., it is contemplated that the appointment of Yount, Hyde & Barbour, P.C. will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

The Board of Directors recommends that shareholders vote “FOR” ratification of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2020.  Unless otherwise indicated on the proxy, the proxy holder(s) will vote “FOR” ratification.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND BOARD COMMITTEES

Compensation of Directors

The following table provides information concerning the compensation of non-employee directors of the Company who served at any time during 2019 for service on the boards and board committees of the Company and the Bank.  Mr. Rust is an employee director and does not receive separate compensation for serving on the Board.

Name	Stock Awards (1)	All Other Compensation (2)	Total
H. K. Benham, III	$30,031(0)	-	$30,031
Steven W. Blaine	$30,031(0)	-	$30,031
Hunter E. Craig	$30,031(3)	-	$30,031
William D. Dittmar, Jr.	$30,031(0)	-	$30,031
James T. Holland	$30,031(0)	$36,000	$66,031
Linda M. Houston	$30,031(0)	$41,667	$71,698
Susan K. Payne	$30,031(0)	-	$30,031
Gregory L. Wells	$30,031(0)	-	$30,031
Bryan D. Wright	$30,031(0)	-	$30,031

(1)

The value included in the table above is the aggregate grant date fair value computed in accordance the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB’s ASC Topic 718”).  Each non-employee director received grant of 815 shares, as adjusted for the 5% Stock Dividend issued later in 2019.

(2)

During 2019, (a) Mr. Holland received $36,000 from the Company’s affiliate(s) to assist with business development efforts in the Winchester market, and (b) Ms. Houston received $41,667 for consulting services provided to the Company’s wealth management businesses.

(3)	Mr. Craig’s compensation was received in connection with his service on the board of directors of the Bank and of its committee(s).

Meetings of the Board of Directors; Director Attendance

There were 9 meetings of the Board of Directors in 2019. Each incumbent director attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which he or she served during 2019.  Board members are encouraged to attend the Annual Meeting of Shareholders, and 7 of the 9 directors serving on the Company’s Board at the time of the 2019 Annual Meeting of Shareholders attended that meeting.

Independence of Directors

SEC rules require a company like Virginia National Bankshares Corporation, whose securities are not listed on a national securities exchange or inter-dealer quotation system, to disclose in its proxy statement whether each director, nominee for director and member of its compensation, nominating or audit committee is “independent” using a definition of independence under the rules of a national securities exchange or inter-dealer quotation system.  The Board has selected to use the independence definitions under the corporate governance standards established by the NYSE for purposes of disclosure in this proxy statement, even though those standards are not directly applicable to the Company.  For the purpose of determining the independence of any individual for service on the Board of Directors of the Company, the Board has made a reasonable good faith determination, after taking into account all relevant facts and circumstances, that the individual has no material relationship with, or conflict with the interests of, the Company that would interfere with or impair the exercise of that individual’s independent business judgment.

The Board has determined that the following 9 of the 10 current directors, all of whom are also nominees, are independent within the meaning and guidance of Section 303A.02 of the NYSE Listed Company Manual:  Ms. Houston, Ms. Payne, and Messrs. Benham, Blaine, Craig, Dittmar, Holland, Wells and Wright.  Mr. Rust, as an executive officer of the Company, is the only director or nominee who is not independent.

The Board has also determined that (a) each current member of the Compensation Committee is independent; (b) each current member of the Corporate Governance Committee is independent; and (c) each member of the Audit Committee is independent except Mr. Holland.  While Mr. Holland is independent for purposes of serving on the Board, he is not independent under the NYSE requirements because he accepts consulting fees from the Company’s affiliate(s) for assisting with business development as previously disclosed in “Compensation of Directors.”

Committees of the Board

The Board of Directors has standing audit, compensation and corporate governance committees.

Audit and Compliance Committee.  The directors currently serving on the Audit Committee are Messrs. Dittmar (chair), Craig, Holland, Wells and Wright.  The primary function of the Audit Committee is to direct and monitor the internal audit and control functions and to select the Company’s independent auditing firm.  The Board of Directors has determined that (a) Mr. Dittmar is an “audit committee financial expert,” in addition to other committee members, and (b) each member of the Committee except Mr. Holland is “independent” within the corporate governance standards for audit committees established by the New York Stock Exchange (“NYSE”), as described in more detail in “Independence of Directors.”  The Audit Committee met 5 times during 2019.  The charter of the Audit and Compliance Committee is on the Company’s Investor Relations website at www.vnbcorp.com in the “Corporate Overview” section under “Governance Documents.”

Compensation Committee.  The directors currently serving on the Compensation Committee are Mr. Blaine (chair), Mr. Benham, Ms. Houston and Mr. Wells.  Each current member of this Committee is “independent” using independence definitions under the corporate governance standards established by the NYSE.  The primary function of the Compensation Committee is to review and make recommendations to the Board of Directors with respect to the Company’s executive compensation policies and compensation for directors and to administer the Company’s stock incentive plans.  The Compensation Committee met 3 times during 2019.  The charter of the Compensation Committee is on the Company’s Investor Relations website at www.vnbcorp.com in the “Corporate Overview” section under “Governance Documents.”

Corporate Governance Committee.  The directors currently serving on the Corporate Governance Committee are Mr. Holland (chair), Mr. Blaine, Mr. Dittmar, Ms. Houston and Ms. Payne.  Each current member of the Committee is

“independent” using independence definitions under the corporate governance standards established by the NYSE.  The primary function of the Corporate Governance Committee is to make recommendations to the full Board of Directors on matters of corporate governance, including the independence of directors and nominees.  This committee has no regular meeting schedule, but generally meets in the first quarter of each year to review and make recommendations to the Board regarding independence of directors, and is otherwise available to address corporate governance matters with respect to which the full Board requests guidance. The Corporate Governance Committee met 3 times during 2019.  The charter of the Corporate Governance Committee is on the Company’s Investor Relations website at www.vnbcorp.com in the “Corporate Overview” section under “Governance Documents.”

Nominating Procedures

The Company’s Board of Directors does not currently have a standing nominating committee.  Since January 2012, nominations are made and considered by the full Board based on the Board’s desire that all directors be actively involved in the nominating process.

The entire Board is involved in identifying and evaluating nominee candidates, and the Corporate Governance Committee assists with determining independence and/or performing other duties as may be requested.  In terms of the qualifications for nominees, the Board considers a number of factors, based on a matrix developed by the Board, in the context of the perceived needs of the Board at that point in time to complement the existing board composition.  Although the Board has not adopted a formal policy relating to diversity, the Board considers a number of diverse attributes, characteristics, experiences and skills including, but not limited to:  board and management experience; business and professional expertise; geographic representation and community involvement in the Company’s market area; business and other relationships with the Company and its subsidiaries; independence; potential competition or other conflicts with the Company’s business; gender; race; and availability to attend Board meetings.  A nominee candidate must also complete a questionnaire designed to gather information required to be disclosed in the proxy statement as a nominee and other information about the candidate’s background and experience. After completing their evaluation, the full Board then determines whether to recommend candidates for nomination as directors for shareholders to consider and vote upon at an annual meeting.

While the Board has not established any formal policies for consideration of director candidates recommended by shareholders, nominations of persons for election to the Board may be made at an annual meeting by a shareholder in accordance with the Company’s Bylaws.  See “Shareholder Nominations and Proposals” on page 17.

Board Leadership Structure and Role in Risk Oversight

Since 2007, the positions of Chief Executive Officer and Chairman of the Board have been separated.  The current leadership structure, which allows the non-executive Chairman to maintain a more objective role in management of Board functions and the Board’s oversight of management, is deemed appropriate and effective by the Board at this time.  While the Company’s management has responsibility for direct, day-to-day management of the Company, the Board has a significant role in oversight of risk. Officers are generally ratified by the Board annually, upon the recommendation of the Chief Executive Officer. The Board approves all significant policies which guide the Company’s officers and other employees in the discharge of their duties.  Programs are established to monitor compliance with the policies, and compliance reviews and audits are reported to the Audit Committee.  While the Board committees outlined above generally perform a more direct role in overseeing specific areas of risk, each committee provides full reports to the Board on any significant or material findings

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the name and position of each of the current executive officers of the Company.  These individuals are referred to throughout this document as “executive officers.” The executive officers identified in the “Summary Compensation Table” on page 12 are referred to as “named executive officers.”  Unless otherwise indicated, each of these officers has served as an executive officer of the Company for at least five years:

Name (Age)	Information about Executive Officers
Glenn W. Rust (64)

President and Chief Executive Officer of the Company and Virginia National Bank. He has also served as managing partner of Masonry Capital Management, LLC and Masonry Capital GP, LLC since those entities were formed in 2018.  He has been President of Virginia National Bank since November 1, 2006 and Chief Executive Officer since July 15, 2007.

Virginia R. Bayes (59)	Chief Credit Officer and Executive Vice President of Virginia National Bank. Ms. Bayes joined the Bank in 1998 and was named an executive officer in January 2011.
Donna G. Shewmake (59)

General Counsel, Executive Vice President and Corporate Secretary of the Company and Virginia National Bank.  Ms. Shewmake joined the Bank in June 2008 as General Counsel and Executive Vice President, and was named Secretary and an executive officer in May 2009.

Tara Y. Harrison (51)

Chief Financial Officer and Executive Vice President of the Company and Virginia National Bank.  Ms. Harrison joined the Bank in October 2016  and was named Chief Financial Officer and Executive Vice President in February 2017.  From January 2015 to October 2016, Ms. Harrison was an independent consultant, providing accounting, auditing, risk management and financial reporting advice.  She served as Director of Internal Audit for StellarOne Corporation from 2004 to 2014.  Ms. Harrison’s other experience includes serving as Chief Financial Officer of Guaranty Financial, as Director of Finance and Controller for Comdial Corporation, and as Senior Audit Manager for Deloitte & Touche, LLP.

Compensation Discussion

Philosophy and Objectives of the Company’s Compensation Program.  The Board believes compensation of its executive officers should reflect and support the Company’s strategic and financial performance goals, the primary goal being the creation of long-term value for the shareholders of the Company, while protecting the interests of the depositors of the Bank.

The Compensation Committee has adopted a committee charter, which was subsequently ratified by the entire Board of Directors, pursuant to which the Compensation Committee is tasked with reviewing and making recommendations regarding the Company’s executive compensation policies to ensure they are (i) competitive, (ii) performance-based, and (iii) consistent with the Company’s annual and long-term business objectives. The Compensation Committee is also responsible for administering the Company’s stock incentive plans.

The Compensation Committee specifically reviews and, subject to approval by the Board, establishes the compensation of the President and Chief Executive Officer (“CEO”) of the Company and its affiliates based on reasonableness, competitiveness and relationship to performance.  In determining the compensation to recommend for the CEO, the Compensation Committee reviews the overall financial performance of the Company relative to the performance of peer and comparable banks and bank holding companies, as well as the CEO’s performance against standards previously established by the Compensation Committee.  The Compensation Committee considers whether the CEO’s cash compensation and the stock incentive awards made to him bear a reasonable relationship to the compensation paid to the chief executive officers of comparable banks and bank holding companies and is consistent with the desire of the Compensation Committee to offer appropriate performance incentives to the CEO and to motivate him to remain at the Company. In 2018, the Compensation Committee recommended, based on the CEO’s performance in 2017, that (a) his salary be increased to $375,000, (b) he be given a $80,000 cash bonus, and (c) he receive incentive stock options for 8,000 shares vesting over five years. In 2019, the Compensation Committee recommended, based on the CEO’s performance in 2018, that (a) his salary be increased to $385,000, (b) he be given a $125,000 bonus, and (c) he receive incentive stock options for 12,000 shares vesting over five years. The Board approved the Compensation Committee’s recommendations in both 2018 and 2019, and the salary increases were effective during those years.

The CEO of the Company specifically reviews and establishes the compensation of the other executive officers of the Company.  The compensation of the Company’s named executive officers is designed to be competitive with the Company’s peers and reflective of the level of responsibility and performance of the executive officer.  The philosophy behind the compensation program is to provide both cash compensation, in the form of salaries and bonuses, as well as stock incentives, in an effort to promote an ownership mentality among the executive officers and other key individuals within the Company and its affiliates.

During 2018 and 2019, no compensation consultants were engaged or used by the Compensation Committee, the Board of Directors or management with respect to executive compensation. The Compensation Committee and management do use certain compensation surveys available from various organizations.

Composition of Compensation.  There are four primary components of executive compensation, as follows:  base salary; short-term incentive compensation and bonuses; stock option grants or other stock awards under the Company’s stock incentive plans; and benefits.

Base Salary.  Base salary provides competitive levels of compensation to executives, in accordance with their experience, duties and responsibilities.  Base salaries are necessary to recruit and retain executives, and base salary adjustments are reflective of an individual’s performance or changed responsibilities.

Bonuses; Short-Term Incentive Compensation.  Bonuses and other short-term incentive compensation are designed to align the interests of staff with the Company’s shareholders by rewarding executive officers and other eligible employees based on the performance of the Company.  The Company does not have a formal short-term incentive compensation program at this time.

Stock Option Grants and Other Stock Incentive Awards.  Periodically, stock option grants, restricted and unrestricted stock grants, or other awards under the Company’s stock incentive plans may be awarded to executive officers and others within the Company and its affiliates whose performance is critical to the ongoing success of the Company.  Stock options that have been granted have a ten-year term and typically vest evenly over a four-year or five–year period.  All outstanding options have an exercise price equal to the closing price of the Company’s common stock on the date of the grant.  The Company may also grant stock, restricted stock or other stock awards, which may vest immediately or over time.  The actual value that may be realized by an option holder or by the recipient of a stock grant or other stock incentive award is tied to the appreciation of the Company’s common stock, thereby aligning the option holders’ or recipients’ interests with those of the Company’s other shareholders.

In addition to the stock option grant awarded to Mr. Rust in 2018 and 2019, each of the other executive officers received (a) incentive stock options in 2018 for 5,250 shares, vesting in five equal annual installments with a tax gross-up provision, (b) 1,000 unrestricted shares of stock in 2019 and (c) 1,000 shares of restricted stock granted in 2019 with a four-year vesting schedule. Outstanding stock options and restricted stock granted to the named executive officers in 2019 and prior years are included on page 13 in “Outstanding Equity Awards at Fiscal Year-End 2019,” which have been adjusted, as applicable, for the 5% five percent stock dividend issued to all shareholders of record as of April 3, 2018 (the “2018 5% Stock Dividend) and/or the 5% stock dividend issued on July 5, 2019 to all shareholders of record on June 26, 2019 (the “2019 5% Stock Dividend”).

Benefits.

401(k) Profit Sharing Plan.  The Company has a 401(k) plan available to all employees who are at least 18 years of age. Employees are able to elect the amount to contribute, not to exceed a maximum amount as determined by IRS regulations.  The Company matches 100% of the first 6% of employee contributions. “Vesting” refers to the rights of ownership to the assets in the 401(k) accounts.  Matching contributions, as well as employee contributions, are fully vested immediately.

Health and Welfare Benefits.  The Company also offers health and welfare benefits to the executive officers and others within the Company, including medical, dental and vision insurance, group term life insurance, disability insurance and flexible spending accounts.

Split-Dollar Life Insurance.  The Company has certain split-dollar insurance or bank-owned life insurance (“BOLI”) arrangements with each executive officer and certain other senior officers of the Company and/or its subsidiaries.  Under these BOLI arrangements, the Company is the owner of, and pays all premiums for, insurance policies on an officer’s life.  Upon the death of the insured officer, a portion of the death benefit will be paid to beneficiary(ies) designated by the officer, subject to the terms and restrictions of the split-dollar endorsement agreement between the officer and the Company, and the balance is paid to the Company.

Perquisites.  Perquisites may be granted to executive officers and other employees, after proper consideration of the business need.  Perquisites may include memberships in local clubs and the provision of a bank-owned automobile, or limited reimbursement toward the purchase of a personal automobile that will be primarily used for Company business.  All perquisites represent a very small portion of the Company’s compensation program, and those for the named executive officers are disclosed according to regulations in the “Summary Compensation Table” on page 12.

Executive and Change in Control Arrangements

The Company recognizes that, as a publicly-held financial services company, it is essential to maintain stability and continuity of its executive management in order to protect the interests of the shareholders and the Company, to encourage continued employment notwithstanding the potential for change in control, and to minimize uncertainty among executive management. The Company’s Board of Directors began discussions in 2015 regarding the need for, and benefits of, change in control and other management agreements in order to attract and retain talented members of executive management.  The Board’s Compensation Committee was charged with reviewing and making recommendations regarding such agreements.  In 2016, based on the recommendation of the Compensation Committee, the Board approved the parameters for change in control and other agreements with certain members of management of the Company and its affiliates.  In early 2017, the Company entered into a management continuity agreement (the “CIC Agreement”) with each of its executive officers and certain other members of executive management of the Bank (the “CIC Executives”).  In connection with the CIC Agreements, the Bank also entered into a non-disclosure, non-solicitation and non-competition agreement (the “Non-Competition Agreement”) with each of the CIC Executives.

Each CIC Agreement was for an initial term that expired on December 31, 2019, provided on December 31, 2018 and each December 31st thereafter (each a “Renewal Date”), the CIC Agreement will automatically extend for an additional calendar year, so as to terminate two years from such date, unless the Company gives written notice of non-renewal before the Renewal Date. The Company did not give notice of non-renewal on either December 31, 2018 or December 31, 2019, so the CIC Agreements have been extended to December 31, 2021. The CIC Agreement provides for the employment of the CIC Executive following a “change in control,” as defined in the CIC Agreement, for a period of two years with the same position, position title, authority, reporting structure, duties and responsibilities as those held during the twelve-month period preceding the change in control, to be performed either at the place where the CIC Executive was located immediately prior to the change in control or, if with 30 miles, the headquarters of the Company.  During such two-year period, the CIC Executive will (i) receive a base salary that is at least equal to the highest base annualized salary that the CIC Executive received during the 12 months before the change in control, (ii) receive an annual bonus equal to the average annual bonus paid or payable for the two years preceding the change of control, and (iii) be entitled to participate in incentive, savings, retirement welfare benefit plans, fringe benefits, and paid time off at the same level as other peer executives and at least at the level of the CIC Executive’s participation in such plans during the twelve months prior to the change in control.

The CIC Agreement provides for specified payments to the CIC Executive under certain termination scenarios during the two-year employment period. If the CIC Executive is terminated “without cause” or the CIC Executive terminates his/her employment for “good reason,” each as defined in the CIC Agreement, the CIC Executive will receive (i) a salary continuation benefit payable in a lump sum equal to two times the sum of the CIC Executive’s annual base salary in effect at the date of termination and the average annual bonus paid or payable for the two most recently completed years; (ii) continuation of welfare benefits received prior to termination for up to 18 months following termination to the extent permissible; and (iii) a lump sum payment equal to the contributions made by the Company to the CIC Executive’s account in the Company sponsored 401(k) retirement savings plan during the two-year period prior to termination of employment.  The CIC Agreement provides that the amounts and benefits payable to the CIC Executive will be reduced as necessary until no amount of benefit payable to the CIC Executive will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code; provided no reduction in benefits will be made if the CIC Executive would be “better off” by $25,000 or more, if the reduction was not made.

Each CIC Agreement also provides that any incentive based compensation or award a CIC Executive receives will be subject to clawback by the Company as may be required by applicable law or stock exchange listing requirement.

Under the Non-Competition Agreement, each CIC Executive has agreed (i) to protect and not disclose the confidential and proprietary information of the Bank and its affiliates (collectively, “VNB”); (ii) not to solicit VNB’s customers or employees during the twelve-month period following termination of the CIC Executive’s employment; and (iii) not to engage in any activity or work that is competitive with VNB’s business within a thirty-mile radius of his/her office location, or within a ten-mile radius of any other VNB location, during employment and for the three-month period following (A) voluntary or involuntary termination of employment in the case of Mr. Rust, or (B) for each of the other CIC Executives, the termination of employment by the CIC Executive for any reason or VNB’s termination of the CIC Executive’s employment for “Cause” (as defined in the agreement). Under the terms of the CIC Agreement, the provisions of the Non-Competition Agreements will survive termination of the CIC Executive’s employment except the non-competition provision will not apply unless the CIC Executive is entitled to receive severance benefits provided under the CIC Agreement in connection with termination of his/her employment without cause or for good reason.

Summary Compensation Table

The following table sets forth, for the periods indicated, certain information concerning the compensation of the named executive officers.

Name and Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Glenn W. Rust President and Chief Executive Officer (Principal Executive Officer)	2019 2018	$377,083 $375,000	$125,000 $80,000	- -	$46,428 $58,976	$46,278 $40,415	$594,789 $554,391
Virginia R. Bayes Chief Credit Officer and Executive Vice President, Virginia National Bank	2019 2018	$248,842 $239,456	- -	$75,558 -	- $38,703	$17,075 $16,196	$341,475 $294,355
Donna G. Shewmake General Counsel, Executive Vice President and Secretary	2019 2018	$242,003 $232,875	-	$75,558 -	- $38,703	$16,734 $15,820	$334,295 $287,398

(1)

Stock awards consist of both restricted stock that vests over a four-year period, as described in the following table, and unrestricted stock that fully vested in 2019.  The value indicated is the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718.  Assumptions utilized in such valuation estimates are described in Note 18 – Stock Incentive Plans, in the notes to consolidated financial statements included in Item 8. Financial Statements and Supplementary Data (“Note 18”) of the Company’s Form 10-K as of December 31, 2019 (“2019 Form 10-K”).

(2)

The value included in the table above is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  The fair value of option grants are estimated at the grant date using the Black-Scholes pricing model.  Assumptions utilized in such valuation estimates are described in Note 18.  The details of the option awards are outlined in the following table.  Agreements for options granted in 2018 and 2019 contain a tax gross-up payment equal to 25% of the amount determined by multiplying (a) the difference between (i) the fair market value of the Company’s common stock on the exercise date and (ii) the exercise price, by (b) the number of shares exercised.

(3)

Consists of the Company’s contribution to the 401(k) plan account of the named executive officers during the years mentioned, as well as term life, disability and bank-owned life insurance premiums paid by the Company for the benefit of the named executive officers; and gross-ups or other amounts reimbursed for the payment of taxes. For Mr. Rust, this also includes expenses related to club memberships, use of a bank-owned automobile, information technology and health/wellness benefits.

Outstanding Equity Awards at Fiscal Year-End 2019

The following table provides certain information on unexercised options and restricted stock held by each of the named executive officers as of December 31, 2019. There were no other equity awards outstanding to the named executive officers.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Glenn Rust	1,379	-	$13.690	02/19/2023	-	-
Glenn Rust (2)	1,680	6,720	$39.52	04/18/2028	-	-
Glenn Rust (3)	-	12,000	$37.25	10/15/2029	-	-
Virginia Bayes (4)	1,102	4,410	$42.62	05/16/2028	1,000	$37,700
Donna Shewmake (4)	1,102	4,410	$42.62	05/16/2028	1,000	$37,700

(1)	The number of securities underlying options and the option exercise price per share have been adjusted for the 2018 5% Stock Dividend and/or 2019 5% Stock Dividend.
(2)	Options vest in five equal installments beginning April 19, 2019.
(3)	Options vest in five equal installments beginning October 16, 2020.
(4)	Options vest in five equal installments beginning May 17, 2019, and restricted stock vests in four equal annual installments beginning September 6, 2020.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth certain information known to the Company concerning persons who beneficially owned more than five percent (5%) of the Company’s common stock as of April 15, 2020.  Referenced footnotes follow the second table concerning the beneficial ownership of common stock by directors and executive officers of the Company.

Name and Address	Number of Shares Beneficially Owned (1)	Percent of Class

Hunter E. Craig 1900 Arlington Boulevard Charlottesville, Virginia 22903	231,074 (2)	8.54%

William D. Dittmar, Jr. 401 East Market Street Charlottesville, Virginia 22902	204,386 (2)	7.55%

The following table sets forth certain information concerning beneficial ownership of the Company’s common stock, as of April 15, 2020, by each director, nominee and executive officer and by all directors, nominees and executive officers as a group.

Shares of Common Stock Beneficially Owned
Name	Number of Shares (1)	Percent of Class
Virginia R. Bayes	011,679 (3)	*
H.K. Benham, III	022,182 (4)	*
Steven W. Blaine	006,500 (0)	*
Hunter E. Craig	231,074 (2)	8.54%
William D. Dittmar, Jr.	204,386(0)	7.55%
Tara Y. Harrison	006,017(0)	*
James T. Holland	017,242 (3)	*
Linda M. Houston	003,652 (3)	*
Susan K. Payne	017,924 (3)	*
Glenn W. Rust	031,229 (0)	1.15%
Donna G. Shewmake	008,000 (0)	*
Gregory L. Wells	010,133 (0)	*
Bryan D. Wright	011,735 (3)	*
Directors and Executive Officers as a Group (13 persons)	581,753(0)	21.31%

_______________

*	Represents less than one percent of the Company’s common stock outstanding as of April 15, 2020.
(1)

All shares reported are held with sole investment power and sole voting power except as noted.  Shares reflect adjustment for 2019 5% Stock Dividend and prior stock dividends as applicable. Number of shares reported includes shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s incentive stock option plans as follows:  Ms. Bayes, 2,204 Mr. Benham, 1,574; Mr. Blaine, 1,574; Mr. Craig, 1,574; Mr. Dittmar, 1,574; Ms. Harrison, 2,755; Mr. Holland, 1,574; Ms. Houston, 1,574; Ms. Payne, 1,574; Mr. Rust, 4,739; Ms. Shewmake, 2,204; Mr. Wells, 1,574; and Mr. Wright, 1,574.

(2)	227,407 of the shares owned by Mr. Craig are pledged.

(3)  Includes shares held with shared voting and investment power with a spouse or shares held by a spouse as follows: Ms. Bayes, 126 shares; Mr. Holland, 1,774 shares; Ms. Houston, 926; Ms. Payne, 15,198 shares; and Mr. Wright, 2,369 shares.

(4)  Mr. Benham disclaims any pecuniary interest in 15 shares held as custodian for the benefit of his grandson.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, executive officers and persons who own more than 10% of the Company’s securities are required to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission and to provide copies of such reports to the Company.  To the Company’s knowledge, based solely on a review of the information and reports furnished to the Company, the Company believes that all reporting persons timely filed all reports required under Section 16(a) during 2019 except that Ms. Payne did not file timely reports on four transactions related to her standing dividend reinvestment instruction to her broker to purchase shares on the date any cash dividend is received.

RELATED PARTY TRANSACTIONS AND OTHER INFORMATION

Certain of the Company’s directors and officers, and certain immediate family members and/or associated entities, are customers of the Company’s affiliates and have had transactions in the ordinary course of business with the affiliates, including loan, deposit, asset management, leases and other transactions. All such banking transactions have been on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collection or present any unfavorable features for the bank.  All credit transactions involving officers and directors are reviewed and approved pursuant to the Bank’s established underwriting procedures, and all credit transactions involving executive officers and directors, and/or entities with which such persons are associated, are reported to the board of directors of the Bank.

The Company had business dealings or entered into non-banking transactions with directors of the Company or with entities in which a director or principal shareholder is owner, principal or has a beneficial interest of 10% or more since January 1, 2019. The Company has not adopted a formal written policy that covers the review and approval of director and other related person transactions by the Board; however, the Board, as a matter of practice, reviews all such significant transactions for approval.  All such dealings and transactions have been on substantially the same terms as those prevailing at the time for comparable business dealings and transactions with unrelated persons.  From January 1, 2019 through April 15, 2020, the Bank made lease and other payments of $642,889 (which included reimbursements for taxes, insurance and other fees of $79,860) to or for the benefit of Pantops Park, LLC, of which William D. Dittmar, Jr. is the manager and indirect owner, under a ground lease executed in 2005.  The Company has engaged in non-banking transactions with other related persons of the Company; however, the amount of such payments did not exceed the disclosure threshold of $120,000.

Mr. Craig was the manager of an entity at the time a special receiver was appointed in 2011 to operate the entity’s condominiums.

INDEPENDENT AUDITORS

The Company has selected Yount, Hyde & Barbour, P.C. to serve as independent auditors for the Company in 2020.  This firm audited the books and records of the Company for 2019 and 2018.  The Company and its affiliates incurred the fees and out-of-pocket expenses shown in the table below for audit and other professional services provided by Yount, Hyde & Barbour, P.C., for or during the fiscal years ended December 31, 2019 and December 31, 2018.

Description	2019	2018
Audit Fees (1)	$152,912	$148,043
Audit-related Fees (2)	$10,097	$9,581
Tax Fees (3)	$10,480	$10,591
Total Fees	$173,489	$168,215

(1)	Audit fees: Audit and review services, review of documents filed with the Securities and Exchange Commission and the attestation report on internal controls under SEC rules.
(2)	Audit‐related fees: Consist of the audit of the Bank’s 401(k) Plan, as well as research and consultation on various accounting and disclosure matters.
(3)	Tax fees: Preparation of federal and state income tax returns.

In every case, the scope of all audit services and permissible non-audit services provided by Yount, Hyde & Barbour, P.C. was pre-approved by the Company’s Audit Committee.  That committee was directly responsible for the appointment, compensation, retention and oversight of Yount, Hyde & Barbour, P.C., and the firm reported directly to the Audit Committee.

Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting to make a statement if they desire to do so and to answer questions shareholder(s) may have.

Yount, Hyde & Barbour, P.C. has advised the Company that neither it, nor any of its members, has any direct financial interest or material indirect financial interest in the securities of the Company, or any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit Committee during 2019 consisted of Messrs. Dittmar, Holland, Wells and Wright, none of whom are employees of the Company.  The Audit Committee is authorized by the Board to: (A) provide independent oversight with respect to the independent audit; (B) monitor the Company’s (i) accounting practices, procedures and policies, (ii) financial reporting processes, and (iii) compliance of the Company’s consolidated financial statements and internal controls with federal and state banking and securities regulatory requirements; and (C) evaluate the Company’s system of internal controls, internal audit function (whether outsourced or conducted in-house), and related areas.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.  The Audit Committee has also reviewed and discussed with Yount, Hyde & Barbour, P.C., independent auditors, the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent auditors the independence of the firm.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

William D. Dittmar, Jr., Chair

James T. Holland

Gregory L. Wells

Bryan D. Wright

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all the directors, officers and employees of the Company and its subsidiaries, including the Company’s principal executive officer and principal financial officer.  The Company’s Code of Ethics is available on the Company’s Investor Relations website at www.vnbcorp.com in the “Corporate Overview” section under “Governance Documents.”

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors,” or to the individual director, in care of the Corporate Secretary of Virginia National Bankshares Corporation, 404 People Place, Charlottesville, Virginia 22911.  All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the “Board of Directors”) or to any named individual director.

OTHER MATTERS

The Company is not aware of any other matters to come before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holder(s) will vote the proxy in their discretion.

SHAREHOLDER NOMINATIONS AND PROPOSALS

The Company’s Bylaws provide that, in addition to any other applicable requirements, for any nomination of a director or other business to be properly brought before an annual meeting by a shareholder, the shareholder must provide written notice to the Company at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting.  For the 2021 annual meeting of shareholders, notice must be delivered to the Corporate Secretary no later than March 29, 2021.  The notification must contain certain information as provided in the Company’s Bylaws.  Any proposed nomination or business not in compliance with the requirements of the Company’s Bylaws shall be disregarded.  A copy of the Company’s Bylaws is available at www.vnbcorp.com in the “Corporate Overview” section under “Governance Documents.”  A copy may also be requested by contacting the Corporate Secretary at the address below.

In order for a shareholder proposal to be considered for inclusion in the Company’s proxy materials relating to its 2021 annual meeting of shareholders pursuant to applicable Securities and Exchange Commission rules, it must be received by the Company no later than December 30, 2020.

Shareholder notifications and proposals should be sent to the attention of the Corporate Secretary, Virginia National Bankshares Corporation, 404 People Place, Charlottesville, Virginia 22911.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission, is being made available with this proxy statement.  Shareholders may also request, without  charge, a copy of the Company’s 2019 Annual Report on Form 10-K by writing to the Corporate Secretary, Virginia National Bankshares Corporation, 404 People Place, Charlottesville, Virginia 22911.

  VIRGINIA NATIONAL BANKSHARES CORPORATION  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  ANNUAL MEETING OF SHAREHOLDERS – THURSDAY, JUNE 25, 2020 AT 10:00 AM EST  CONTROL ID:  REQUEST ID:  The undersigned hereby appoints Virginia R. Bayes, Steven W. Blaine and Gregory L. Wells, any of whom may act alone and with full power of substitution, as proxies, to represent and vote all shares of Virginia National Bankshares Corporation (the “Company”) of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 25, 2020 at 10:00 a.m. Eastern Standard Time online at https://www.issuerdirect.com/virtual-event/vabk, or any adjournment or postponement thereof.     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)   VOTING INSTRUCTIONS   If you vote by phone, fax or internet, please DO NOT mail your proxy card.   MAIL:   Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.   FAX:   Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.   INTERNET:   https://www.iproxydirect.com/vabk   PHONE:   1-866-752-VOTE(8683)     To our Friends and Fellow Shareholders:  The Directors and Staff of Virginia National Bankshares Corporation  Cordially Invite You to Join Them for an Informal Discussion  Immediately Following the Formal Annual Meeting please ensure you fold then detach and retain this portion of this proxy

2020 ANNUAL MEETING OF THE SHAREHOLDERS OF VIRGINIA NATIONAL BANKSHARES CORPORATION  PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒ PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proposal 1 à FOR ALL WITHHOLD ALL FOR ALL EXCEPT Election of the following persons as directors to serve until the next annual meeting of shareholders: ☐ ☐ H. K. Benham, III ☐ Steven W. Blaine ☐ CONTROL ID: Hunter E. Craig ☐ REQUEST ID: William D. Dittmar, Jr. ☐ James T. Holland  ☐ Linda M. Houston ☐ Susan K. Payne ☐ Glenn W. Rust ☐ Gregory L. Wells ☐ Bryan D. Wright ☐ Proposal 2 à FOR AGAINST ABSTAIN Advisory (non-binding) approval of the Company’s executive compensation. ☐ ☐  ☐ Proposal 3 à FOR AGAINST ABSTAIN Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2020.  ☐ ☐  ☐ Proposal 4 To transact such other business as may properly come before the Meeting or any other adjournments or postponements thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING: ☐ MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable): ____________________________ ____________________________ ____________________________ IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Dated: ________________________, 2020  (Print Name of Stockholder and/or Joint Tenant)  (Signature of Stockholder)  (Second Signature if held jointly)